EXHIBIT 99.1

                             Crisp Hughes Evans LLP
                           3600 Bank of America Plaza
                               Charlotte, NC 28280

March 1, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:  RCG Companies Incorporated

      We have read the statement included under Item 4 of Form 8-K/A prepared by RCG Companies Incorporated dated March 1, 2004.

      We agree with the first and third sentences of the first paragraph, all of the second paragraph, and all of the third paragraph. As to the statements in the second sentence of the first paragraph (concerning the company's decision to seek proposals from other accountants, and the approval of the dismissal by the board of directors on the recommendation of the audit committee) action we have no basis to agree or disagree with them.

Very truly yours,


/s/ Crisp Hughes Evans LLP